Exhibit 10.1

FIRST AMENDMENT

TO THE

NORDSON CORPORATION

2005 DEFERRED COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2005

(As Amended and Restated Effective January 1, 2009)

Whereas, Nordson Corporation (the "Company") sponsors and maintains the Nordson Corporation 2005 Deferred Compensation Plan Effective January 1, 2005 (As Amended and Restated Effective January 1, 2009) (the "Plan") for the benefit of certain officers and key employees of the Company who upon recommendation of the President and Chief Executive Officer of the Company are approved for participation in the Plan by the Compensation Committee of the Board of Directors, in its sole discretion; and

WHEREAS, the Company now desires to amend the Plan;

NOW, THEREFORE, effective May 10, 2016, the Plan is hereby amended as set forth below.

I.

The last sentence of the second paragraph of Section 3.9(f) of the Plan is hereby amended to read as follows:

"Accordingly, the provisions of Section 4.1 shall not be applicable to any portion of the Participant's Account Balance allocated to the Nordson Stock Measurement Fund, nor shall the provisions of Section 8.1 of this Plan be applicable to any portion of the Participant's Account Balance allocated to the Nordson Stock Measurement Fund in the case of a Participant suffering a Disability prior to the date he is eligible to Retire."

II.

The last sentence of Section 4.1 of the Plan is hereby amended to read as follows:

"The payment of any amount under this Section 4.1 shall not be subject to the Deduction Limitation."

III.

Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

"5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who retires shall receive, as a Retirement Benefit, his or her vested Balance."

IV.

The last two sentences of Section 5.2 of the Plan are hereby deleted and the following two sentences are substituted therefor:

"The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.  Any payment made shall be subject to the Deduction Limitation."

V.

The last sentence of Section 5.5 of the Plan is hereby amended to read as follows:

"For purposes of this Section 5.5 and Section 7.4, Specified Employees shall be determined as of any date in accordance with the Nordson Corporation Policy for determining Specified Employees."

EXECUTED this 10th day of May, 2016.

NORDSON CORPORATION

By:
Title: Vice President, General Counsel
And Secretary